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                                                                            99.1

                                                              [NATIONSRENT LOGO]


FOR IMMEDIATE RELEASE
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Contact:
Mark Baker
Robinson, Lerer & Montgomery
(212) 484-7780

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                    NATIONSRENT FILES PLAN OF REORGANIZATION
                            AND DISCLOSURE STATEMENT

     Fort Lauderdale, Florida - June 19, 2002 - NationsRent, Inc. announced today that the Company has filed its Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the District of Delaware. The confirmation of the Plan of Reorganization is subject to the vote of NationsRent's creditors and bankruptcy court approval. NationsRent filed a voluntary petition under chapter 11 of the U.S. Bankruptcy Code to restructure the Company's debt on December 17, 2001.

     Philip V. Petrocelli, President and Chief Executive Officer, said, "The filing of our Plan of Reorganization is a significant milestone in our case and moves us closer to our goal of emerging from chapter 11 as a strong company on a firm financial foundation. During the past months, we have been focused on providing our customers with high-quality equipment rentals and making sure that superior customer service is a top priority. In addition, we continue to make progress in implementing our strategic initiatives. We will continue to work closely with our stakeholders and the bankruptcy court to lead NationsRent through the chapter 11 process successfully."

ABOUT NATIONSRENT

     Headquartered in Fort Lauderdale, Florida, NationsRent is one of the country's leading construction equipment rental companies and operates over 230 locations in 26 states. NationsRent branded stores offer a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major





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metropolitan markets throughout the U.S. More information on NationsRent is available on its home page at http://www.nationsrent.com.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of the Company and involve risks and uncertainties that could cause actual future activities and results to be materially different from those set forth in these forward-looking statements. Important factors that could cause actual results to differ include, among others, risks associated with (i) the availability of additional capital, which affects our ability to operate our business while we restructure our debt, (ii) the distractions caused by our financial condition, which may affect our ability to retain and motivate our employees and to obtain sufficient trade credit to operate our business, (iii) our financial condition, which may cause our customers to curtail their business with us and may make it more difficult to collect amounts owed to us on a timely basis or at all, and (iv) other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any current intention to update these forward-looking statements.








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